UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

January 28, 2019
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 325-2265

(Former name or former address, if changed since last report)
(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, the Board of Directors of S&T Bancorp, Inc. ("S&T") appointed David G. Antolik, President of S&T, to S&T's Board of Directors. Mr. Antolik was also appointed to the Board of S&T Bank by its Board.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On January 28, 2019, the Board of Directors of S&T approved amendments to S&T’s By-Laws to add a new standing committee to Article III. Section 307 was added to name the Trust and Revenue Oversight Committee and to define the membership and procedural requirements of this new committee. In addition, Article IV Section 401 was amended to include the President as an officer. Section 403 was added to describe the duties and authority of the President. Conforming revisions were made throughout the By-Laws to reflect the office of the President.
The foregoing description of the amendments to S&T’s By-Laws is qualified in its entirety by reference to the Amended and Restated Bylaws filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description
3.1        Amended and Restated By-Laws of S&T Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
January 30, 2019	Mark Kochvar Senior Executive Vice President, Chief Financial Officer